                                                                     EXHIBIT 4.i



                 AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


     AMENDMENT NO. 3, dated January 31, 2003, by and among Congress Financial Corporation (Central), in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Huffy Corporation ("Huffy"), Huffy Service First, Inc. ("Huffy Service"), American Sports Design Company ("American"), Gen-X Sports Inc., formerly known as HSGC, Inc. ("Gen-X") and Gen-X Sports Canada Inc., as successor by amalgamation with HSGC Canada, Inc. ("Canadian Borrower" and together with Huffy, Huffy Service, American and Gen-X, each individually, a "Borrower" and collectively, the "Borrowers"), Huffy Risk Management, Inc. ("HRMI"), HCAC, Inc., formerly known as True Temper Hardware Company ("HCAC"), Hufco-Delaware Company, formerly known as Gerry Baby Products Company ("Hufco-Delaware"), Huffy Sports, Inc., formerly known as Gerry Wood Products Company ("Huffy Sports"), McCalla Company ("McCalla"), Creative Retail Services, Inc. ("Creative"), Creative Retail Services (Canada) ("Canada"), Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited ("Outlet"), Tommy Armour Golf Company ("Armour"), Lamar Snowboards Inc. ("Lamar"), Gen-X Sports Sarl ("Gen-X Swiss"), Gen-X Sports Ltd. ("Limited"), First Team Sports, Inc. ("First Team"), Hespeler Hockey Holding, Inc. ("Hespeler"), and Lehigh Avenue Property Holdings, Inc. ("Lehigh" and together with HRMI, HCAC, Hufco-Delaware, Huffy Sports, McCalla, Creative, Creative Canada, Outlet, Armour, Lamar, Gen-X Swiss, Limited, First Team and Hespeler, each individually a "Guarantor" and collectively, "Guarantors").

                              W I T N E S S E T H:

     WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among Agent, Borrowers, Guarantors and the financial institutions from time to time parties thereto as lenders ("Lenders"), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 20, 2002 and Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2002 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the "Financing Agreements");

     WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to include certain inventory owned by Gen-X Swiss in the Canadian Borrowing Base and amend the Loan Agreement in certain other respects as hereinafter provided and Agent and Lenders are willing to agree to the foregoing to the extent and upon the terms and conditions set forth herein; and

     WHEREAS, by this Amendment No. 3, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such consent and amendments.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

     1. DEFINITIONS.

                  (a) ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, each of the following definitions:

                           (i) "Amendment No. 3" shall mean this Amendment No. 3
to Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (ii) "Warehouses" shall mean, collectively, the
warehouse owned by First Team, located at 1201 Lund Boulevard, Anoka, Minnesota 55303 and the warehouses leased by Huffy, located at 18420 Harmon Avenue, Carson, California 90746, 18431 South Wilmington Avenue, Carson, California 90746 and 18601 South Wilmington Avenue, Carson, California 90746.

                  (b) INTERPRETATION. For purposes of this Amendment No. 3, unless otherwise defined herein, all capitalized terms used herein which are defined in the Loan Agreement shall have the respective meanings given to such terms in the Loan Agreement.

     2. BORROWING BASE. Section 1.15(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "1.15 "Canadian Borrowing Base" shall mean at any time, as to Canadian Borrower, the amount equal to:

                  (a) the sum of:

                           (i) eighty-five (85%) percent of the Net Amount of
                  the Eligible Accounts of Canadian Borrower; PLUS

                           (ii) the lesser of (A) the Inventory Loan Limit for
                  Canadian Borrower or (B) during the months of May through and including November, sixty (60%) percent of the Value of Eligible Inventory of Canadian Borrower and during the months of December through and including April, fifty (50%) percent of the Value of Eligible Inventory of Canadian Borrower, PLUS

                           (iii) the lesser of (A) during the months of May
                  through and including November, sixty (60%) percent of the Value of Eligible Inventory of Gen-X Swiss located at the Warehouses and during the months of December through and including April, fifty (50%) percent of the Value of Eligible Inventory of Gen-X Swiss located at the Warehouses or (B) $12,000,000; MINUS"

     3. ELIGIBLE INVENTORY. The first sentence of Section 1.50 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  ""Eligible Inventory" shall mean, as to Huffy, Inventory of the Huffy Bicycle Company Division of Huffy consisting of finished goods held for resale in the ordinary course of its business and raw materials for such finished goods, as to Gen-X, Inventory of Gen-X consisting of finished goods held for resale in the ordinary course of its business, and as to Canadian Borrower, Inventory of Canadian Borrower consisting of finished goods held for resale in the ordinary course of its business and Inventory of Gen-X Swiss consisting of finished goods located at the Warehouses, in each case which are acceptable to Agent based on the criteria set forth below."

     4. COLLATERAL REPORTING. Section 7.1(a)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(i) as soon as possible after the end of each week
                  (but in any event within two (2) Business Days after the end thereof), on a weekly basis or more frequently as Agent may request, a schedule of sales made, credits issued and cash received as of the immediately preceding week as to the Accounts and as of the last day of the immediately preceding month as to Inventory (identifying, in each case, any Inventory of Gen-X Swiss located at the Warehouses and identifying the applicable warehouse location with respect to all such Inventory);"

     5. REPRESENTATIONS AND WARRANTIES. In addition to the continuing representations, warranties and covenants hereafter made by Borrowers or Guarantors to Agent and Lenders pursuant to the other Financing Agreements, Borrowers and Guarantors, jointly and severally, hereby represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Agent or any Lender to Borrowers:

         (a) This Amendment No. 3 has been duly authorized, executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their terms.

         (b) No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance of this Amendment No. 3.

         (c) None of the transactions contemplated by this Amendment No. 3 violate or will violate any applicable law or regulation, or do or will give rise to a default or breach under any agreement to which any Borrower or Guarantor is a party or by which any property of any Borrower or Guarantor is bound.

         (d) Gen-X shall pay to Gen-X Swiss, in cash, an annual fee in the amount of not less than $75,000 during each calendar year that the Loan Agreement is in effect, in consideration of the Guarantee by Gen-X Swiss of the Obligations of Gen-X under the Financing Agreements.

         (e) Borrowers and Guarantors shall use their best efforts to cause to be delivered to Agent as soon as possible, but in any event within thirty (30) days following the date hereof, a Mortgagee Waiver, duly authorized, executed and delivered by Wells Fargo Bank, National Association, in form and substance satisfactory to Agent, together with all exhibits and schedules thereto, with respect to the warehouse located in Anoka, Minnesota owned by First Team.

         (f) No Event of Default exists or has occurred as of the date of this Amendment No. 3.

     6. CONDITIONS PRECEDENT. The effectiveness of the amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

         (a) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect the security interests of Agent, for the benefit of Lenders, in and liens upon the Collateral or to effectuate the provisions of this Amendment and the other Financing Agreements, including, without limitation, acknowledgments by lessors, mortgagees, warehousemen and processors of the security interests of Agent, for the benefit of Lenders, in the Collateral, waivers by such persons of any Liens or other claims by such persons to the Collateral and agreements permitting Agent access to, and the right to remain on, the premises to exercise its and Lenders' rights and remedies and otherwise deal with the Collateral;

         (b) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default;

         (c) Agent shall have received an original of this Amendment No. 3, duly authorized, executed and delivered by Borrowers and Guarantors; and

         (d) Agent shall have received, in form and substance satisfactory to Agent, the opinion letter of Swiss counsel to Agent with respect to the security interests and liens of Agent in the assets of Gen-X Swiss located at the Warehouses and such other matters as Agent may request.

     7. EFFECT OF THIS AMENDMENT. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 3 or with respect to the subject matter of this Amendment No. 3. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 3, the provisions of this Amendment No. 3 shall control. The Loan Agreement and this Amendment No. 3 shall be read and construed as one agreement.

     8. FURTHER ASSURANCES. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 3.

     9. GOVERNING LAW. The validity, interpretation and enforcement of this Amendment No. 3 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by and interpreted and determined in accordance with the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

     10. BINDING EFFECT. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     11. COUNTERPARTS. This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 3, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 3 as to such party or any other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed on the day and year first written.


BORROWERS:

HUFFY CORPORATION

By:     /s/ Robert W. Lafferty
        ---------------------------------------
Title:  Vice President - Finance, Chief Financial Officer and Treasurer
        ---------------------------------------------------------------


                                       AMERICAN SPORTS DESIGN
HUFFY SERVICE FIRST, INC.              COMPANY

By:  /s/ Robert W. Lafferty            By:  /s/ Robert W. Lafferty
     -------------------------------        ------------------------------------
Title:  Treasurer                      Title:  Vice President and Treasurer
        ----------------------------           ---------------------------------


GEN-X SPORTS INC.                      GEN-X SPORTS CANADA INC.

By:  /s/ Robert W. Lafferty            By:  /s/ Robert W. Lafferty
     -------------------------------        ------------------------------------
Title:  Vice President and Treasurer            Title:  Treasurer
        ----------------------------           ---------------------------------



                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



GUARANTORS:

HUFCO-DELAWARE COMPANY                 HUFFY RISK MANAGEMENT, INC.

By:  /s/ Robert W. Lafferty            By:  /s/ Robert W. Lafferty
     ----------------------------           ------------------------------------
Title:  Treasurer                      Title:  Vice President - Finance
        -------------------------              ---------------------------------


HUFFY SPORTS, INC.                     HCAC, INC.

By:  /s/ Robert W. Lafferty            By:  /s/ Robert W. Lafferty
     ----------------------------           ------------------------------------
Title:  Treasurer                      Title:  Treasurer
        -------------------------              ---------------------------------


McCALLA COMPANY                        CREATIVE RETAIL SERVICES, INC.

By:  /s/ Robert W. Lafferty            By:  /s/ Robert W. Lafferty
     ----------------------------           ------------------------------------
Title:  Treasurer                      Title:  Treasurer
        -------------------------              ---------------------------------


TOMMY ARMOUR GOLF COMPANY              LAMAR SNOWBOARDS INC.

By:  /s/ Robert W. Lafferty            By:  /s/ Robert W. Lafferty
     ----------------------------           ------------------------------------
Title:  Treasurer                      Title:  Treasurer
        -------------------------              ---------------------------------


GEN-X SPORTS SARL                      GEN-X SPORTS LTD.

By:  /s/ Kenneth J. Finkelstein        By:  /s/ Robert W. Lafferty
     ----------------------------           ------------------------------------
Title:  Chief Financial Officer        Title:  Treasurer
        -------------------------              ---------------------------------


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


FIRST TEAM SPORTS, INC.                HESPELER HOCKEY HOLDING, INC.

By:  /s/ Robert W. Lafferty            By:  /s/ Robert W. Lafferty
     ----------------------------           ------------------------------------
Title:  Treasurer                      Title:  Treasurer
        -------------------------              ---------------------------------


LEHIGH AVENUE PROPERTY                 CREATIVE RETAIL SERVICES
HOLDINGS, INC.                         (CANADA), INC.

By:  /s/ Robert W. Lafferty            By:  /s/ Robert W. Lafferty
     ----------------------------           ------------------------------------
Title:  Treasurer                      Title:  Treasurer
        -------------------------              ---------------------------------


GEN-X SPORTS OUTLET INC.

By:  /s/ Robert W. Lafferty
     ----------------------------
Title:  Treasurer
        -------------------------



                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


AGENT:

CONGRESS FINANCIAL CORPORATION
(CENTRAL), as Agent

By:  /s/ Thomas C. Lannon
     ----------------------------
Title:  Vice President
        -------------------------


US LENDER:

CONGRESS FINANCIAL CORPORATION
(CENTRAL)

By:  /s/ Thomas C. Lannon
     ----------------------------
Title:  Vice President
        -------------------------


CANADIAN LENDER:

CONGRESS FINANCIAL CORPORATION
(CANADA)

By:  /s/ Thomas C. Lannon
     ----------------------------
Title:  Vice President
        -------------------------